UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2009

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Retirement of Officer; Retirement of Director

On May 20, 2009, First Mariner Bancorp (the “Company”) issued a press release announcing that Joseph A. Cicero would retire on May 22, 2009 as the President of the Company and as Chief Operating Officer of its bank subsidiary, First Mariner Bank (the “Bank”).  Mr. Cicero also served as a director of the Company and of the Bank, and he retired from these positions as well.

(c) and (d)          Appointment of Officers; Election of Director

Also effective May 22, 2009, Mark A. Keidel, age 47, was appointed as President and Chief Operating Officer of the Company and as Executive Vice President and Chief Operating Officer of the Bank.  Mr. Keidel has served as the Senior Vice President and Chief Financial Officer of the Company and as Executive Vice President and Chief Financial Officer of the Bank since June 2000, and will continue to serve as Treasurer of Mariner Finance, LLC and Mariner Finance Mortgage, LLC, both of which are wholly-owned subsidiaries of the Company, positions he has held since April 2002 and August 2008, respectively.  Mr. Keidel’s annual base salary, which is currently $193,500, will be reviewed by the Compensation Committee at its next meeting.  He will continue to participate in the various compensatory and benefit plans that the Company and the Bank maintain for executive officers and employees to the extent he is eligible, which are described in detail in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission (the “Benefit Plans”).  Mr. Keidel will be elected to serve on the Boards of Directors of the Company and the Bank until the next annual meeting of stockholders and until his successors are duly elected and qualify.  The Company’s Board anticipates that Mr. Keidel will be appointed to serve on its Executive and Community Action Committees.

In connection with this transition, Robert P. Warr, age 57, was appointed as Chief Risk Officer and Executive Vice President of the Company and of the Bank, and Paul B. Susie, age 42, was appointed as the Chief Financial Officer of the Company and of the Bank.  Mr. Warr’s appointment was effective on May 22, 2009, and Mr. Susie’s employment will begin on June 8, 2009.  Mr. Warr has served as the Bank’s Senior Vice President of Commercial Lending since April 1997.  His annual salary, which is currently $100,000, will be reviewed by the Compensation Committee at its next meeting.  He currently receives incentive compensation relating to his duties as a commercial loan officer, which are in addition to his current salary.  Mr. Warr’s participation in incentive plans relating to commercial lending will terminate effective June 30, 2009.  He will participate in the Benefit Plans to the extent he is eligible.  Mr. Susie, who is new to the organization, began his career as an accountant with Coopers and Lybrand (now PriceWaterHouseCoopers), a public accounting firm, and thereafter served in several senior financial positions, including as the Controller of Baltimore Marine Industries, which owned and operated a full-service shipyard, Vice President of Administration and Controller of Earthshell Corporation, a disposable packaging manufacturer, and Corporate Controller and later Chief Accounting Officer at Celsion Corporation, an oncology drug development company.  A graduate of the University of Baltimore, Mr. Susie has over 18 years of experience in both public and corporate accounting and is a Certified Public Accountant.  Mr. Susie’s initial annual salary will be $150,000, subject to review and approval by the Compensation Committee at its next meeting, and he will also participate in the Benefit Plans to the extent he is eligible.

The Bank periodically engages in loan and other banking transactions with its directors and executive officers and their related interests.  All such transactions with Messrs. Keidel, Warr and Susie since January 1, 2008 have been made on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others.  The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

(e)           Compensatory Plan

In connection with Mr. Cicero’s retirement, the Company, the Bank and Mr. Cicero entered into a Transition Agreement with General Release and Independent Contractor Consultant Engagement dated as of May 20, 2009 (the “Transition Agreement”), a copy of which is filed herewith as Exhibit 10.1.  The following discussion summarizes the material terms of the Transition Agreement and is qualified in its entirety by the complete Transition Agreement.

Under the Transition Agreement, Mr. Cicero’s employment with the Company and the Bank terminated effective May 22, 2009, and he resigned from the Boards of Directors of the Company and the Bank.  The disability and long-term care insurance benefits that Mr. Cicero enjoyed as an employee also terminated on May 22, 2009, and any life insurance benefits that he enjoyed will terminate, continue and/or convert in accordance with the terms of the related benefit plans.  Mr. Cicero’s health insurance coverage will terminate on May 31, 2009.  Other than receiving any unpaid salary that had accrued through May 22, 2009 and the foregoing insurance benefits, no other employment-related compensation will be paid to Mr. Cicero after May 22, 2009.

The Transition Agreement provides that Mr. Cicero will serve as a consultant to the First Mariner organization through December 31, 2009, focusing primarily on assisting it with various regulatory matters.  Mr. Cicero will provide up to 40 hours of services per month and will receive a consulting fee, for the period beginning on May 23, 2009 and ending on December 31, 2009, in an amount equal to a proportionate share of the regular annual salary he received as an employee (which was $256,500).  This fee will be paid in bi-weekly installments.  In addition, assuming Mr. Cicero complies with the terms of the Transition Agreement, he will receive transition payments in the aggregate amount of $96,187.50, to be paid as follows:  (i) a payment of $21,375 will be made in each of January and February 2010; and (ii) a payment of $53,437.50 will be made on or before March 15, 2010.  Until December 31, 2009, the Company will continue to pay its portion of the premiums for coverage under the Company’s health insurance plan for Mr. Cicero, his spouse and his dependents, but only if they elect continuation of health benefits under COBRA, remain eligible therefor and make their co-payments, the plan remains in effect, and Mr. Cicero remains eligible to receive consulting fees under the Transition Agreement.

In consideration of the various benefits to be received as a consultant, Mr. Cicero agreed (i) not to provide assistance to or otherwise become associated with any person who has purchased or obtained, or who intends to purchase or obtain, a Controlling Interest (as defined in the Transition Agreement) in the Company or any of its subsidiaries, (ii) not to beneficially own more than 5.00% of the outstanding capital stock of the Company or any of its subsidiaries, (iii) not to take any actions having the purpose or effect of changing or influencing the control of the Company or any of its subsidiaries, (iv) until May 22, 2010, not to complete, directly or indirectly, with the Company or any of its subsidiaries within 50 miles of the Company’s main office or within 10 miles of any branch or other office of the Company or the Bank, and (v) until May 22, 2011, not to solicit, entice or encourage, directly or indirectly, any customer, client, contractor or vendor of the Company or the Bank or any employee of the Company or the Bank to terminate its, his or her relationship or employment, respectively, with the Company or the Bank.

The Transition Agreement contains customary provisions, including releases of certain claims against the First Mariner organization and provisions relating to confidentiality of information, use of proprietary information and non-disparagement of the First Mariner organization.

The Transition Agreement may be rescinded by Mr. Cicero until May 27, 2009.

Item 7.01	Regulation FD Disclosure

A copy of the press release described in Item 5.02 of this report is furnished herewith as Exhibit 99.1.  The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures to this report, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: May 27, 2009	By:	/s/ Mark A. Keidel
Mark A. Keidel President/Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Transition Agreement with General Release and Independent Contractor Consultant Engagement dated as of May 20, 2009 among First Mariner Bancorp, First Mariner Bank and Joseph A. Cicero (filed herewith)

99.1	Press release dated May 20, 2009 (furnished herewith)